UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2018

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On November 1, 2018, the board of directors of Ecolab Inc., a Delaware corporation (“Ecolab”), appointed Shari L. Ballard and Lionel L. Nowell III as members of the board of directors, effective as of December 4, 2018.  Ms. Ballard will serve as a member of the Audit Committee and the Safety, Health and Environment Committee, and Mr. Nowell will serve as a member of the Audit Committee and the Finance Committee, of Ecolab’s board of directors.

Ms. Ballard currently is an Advisor at Best Buy Co., Inc. after recently transitioning from her position as Senior Executive Vice President and President, Multi-Channel Retail that she held from March 2017 to July 2018.  During her 25-year career at Best Buy, Ms. Ballard also held roles as President U.S. Retail from 2014 to 2017, Chief Human Resources Officer from 2013 to 2016; President – International from 2012 to 2014, with responsibility for business in Canada, China, Europe and Mexico; and President – Americas from 2010 to 2012, with responsibility for business in the US and Mexico.  Ms. Ballard previously served on the board and as member of the Human Resources Committee of Delhaize Group a Belgian-based international food retailer, from 2012 until its 2015 merger with Ahold to form Ahold Delhaize.

Mr. Nowell currently serves on the board of American Electric Power Company since July 2004, where he is Chair of the Audit Committee and member of the Committee on Directors & Corporate Governance, the Executive Committee, the Finance Committee and the Policy Committee; Bank of America Corporation since January 2013, as an Audit Committee member and Corporate Governance Committee member; and British American Tobacco plc since 2017, as an Audit Committee member and Nominations Committee member.  Mr. Nowell was appointed to the board of British American Tobacco plc following completion of its acquisition of Reynolds American Inc. in July 2017 where he had been the Lead Independent Director of the Board since January 2017, having served as a director since September 2007. Mr. Nowell retired as Senior Vice President and Treasurer of PepsiCo, Inc. in 2009, where he had held senior financial executive roles since 1999.

Following the December 4, 2018 effective date of their election as Ecolab directors, Ms. Ballard and Mr. Nowell will be entitled to participate in Ecolab’s regular director compensation arrangements.  Information regarding Ecolab’s director compensation arrangements is included in the definitive proxy statement relating to Ecolab’s 2018 annual stockholders meeting filed with the SEC on March 19, 2018, and is incorporated herein by reference.

A copy of the News Release issued by Ecolab in connection with this report under Item 5.02(d) is attached as Exhibit (99).

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

               (99)       Ecolab Inc. News Release dated November 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: November 5, 2018	By:	/s/ Tim A. Beastrom
Tim A. Beastrom
Assistant Secretary